UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________

FORM 8-K
_____________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
 _____________________________________________________

Date of Report (Date of earliest event reported): February 4, 2020

www.carlisle.com

CARLISLE COMPANIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480-781-5000
(Registrant’s telephone number)

16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	CSL	New York Stock Exchange
Preferred stock purchase rights	n/a	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement

Revolving Credit Agreement

On February 5, 2020, Carlisle Companies Incorporated (“Carlisle”) and Carlisle, LLC (“CLLC” and, together with Carlisle, the “Borrowers”) entered into a Fourth Amended and Restated Credit Agreement (the “Revolving Credit Agreement”), with a syndicate of banks arranged JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BofA Securities, Inc. and SunTrust Robinson Humphrey, Inc., as joint lead arrangers and joint bookrunners, Wells Fargo Bank, N. A., Bank of America, N.A., Truist Bank, and TD Bank, N.A. as co-syndication agents, Mizuho Bank, Ltd., as co-documentation agent, and JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent.

The Credit Agreement provides for a $1.0 billion unsecured revolving line of credit (the “Revolving Credit Facility”) with a maturity date of February 5, 2025 and replaces the Third Amended and Restated Credit Agreement, which was scheduled to expire on February 21, 2022. The Revolving Credit Facility will bear interest, at the Borrowers’ election, (i) at LIBOR plus a margin ranging from 0.825% to 1.500% or (ii) at the Base Rate plus a margin ranging from 0.0% to 0.50%, in each case based on Carlisle’s credit rating from time to time. The commitments will also be subject to a commitment fee on undrawn amounts ranging from 0.05% to 0.25% based on Carlisle’s credit rating from time to time. Funding of the loans under the Revolving Credit Agreement is subject to customary drawdown conditions.

The facility includes various restrictive covenants and limitations including, but not limited to, a maximum leverage ratio covenant, minimum interest coverage ratio covenant and limits on outstanding debt balances held by certain subsidiaries. The Revolving Credit Agreement also contains customary events of default, including non-compliance with one or more of the covenants.

The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.02.    Results of Operations and Financial Condition

The attached press release, furnished herewith as Exhibit 99.1 and incorporated by reference herein, reports the Company's fourth quarter and full year 2019 financial results.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)     On February 4, 2020, the Board of Directors (the "Board") of the Company elected Maia A. Hansen to the Board, effective that day, as part of the class with a term expiring at the Company's 2021 annual meeting of stockholders. There are no arrangements or understandings between Ms. Hansen and any other persons pursuant to which she was selected as a director. Additionally, there are no transactions involving the Company and Ms. Hansen that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Ms. Hansen will receive compensation in accordance with the Company's standard compensation arrangements for non-employee directors, which are described under the caption "Remuneration of Directors" in the Company's definitive proxy statement on Schedule 14A filed with Securities and Exchange Commission on March 26, 2019, as adjusted by the Board from time to time. Specifically, in connection her election as a director, Ms. Hansen received an award of 310 restricted stock units having an approximate value of $50,000.

A copy of the related press release is filed with this report as Exhibit 99.2.

Item 7.01.     Regulation FD Disclosure

On February 4, 2020, the Company issued a press release regarding the election of Ms. Hansen to the board. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits.

(d)     Exhibits

See Exhibit Index attached hereto.

Exhibit Number	Exhibit Title

10.1
Fourth Amended and Restated Credit Agreement, dated as of February 5, 2020, by and among Carlisle Companies Incorporated, Carlisle LLC, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto.

99.1	Press release reporting fourth quarter and full year 2019 earnings of Carlisle Companies Incorporated.
99.2	Press release reporting the appointment of Ms. Hansen to the Board of Directors of Carlisle Companies Incorporated.
104	Cover page interactive data file (formatted in inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date:	February 7, 2020	By:	/s/ Robert M. Roche
Robert M. Roche
Vice President and Chief Financial Officer